                                                                     EXHIBIT 4.3

                               ATL PRODUCTS, INC.
                         NOTICE OF GRANT OF STOCK OPTION

         Notice is hereby given of the following option grant (the "Option") to purchase shares of the Class B Common Stock of ATL Products, Inc., (the "Corporation"):

         Optionee:  1~
         Grant Date:  _________________, 1996
         Vesting Commencement Date:  _________________, 1996
         Exercise Price:  $ 2~ per share
         Number of Option Shares: 3~ shares
         Expiration Date:  __________________, 2006
         Type of Option: ______________ Incentive Stock Option
                         ______________ Non-Statutory Stock Option

         Exercise Schedule: The Option shall become exercisable with respect to one third of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in twenty-four
         (24) successive equal monthly installments upon Optionee's completion of each additional month of Service over the twenty-four (24) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

         Limitation on Exercise: In no event may the Option be exercised in whole or in part at any time prior to the distribution by Odetics-Inc. of its holdings of the Corporation's Common Stock to the Odetics shareholders in a spin-off transaction under Internal Revenue Code
         Section 355.

         Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the ATL Products, Inc., 1996 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement and any Addenda to such Stock Option Agreement attached hereto as Exhibit A. Optionee also acknowledges receipt of a copy of the Plan in the form of attached Exhibit B.

         At Will Status. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

         Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:  ________________, 1996


                                      ATL PRODUCTS, INC.

                                      By:_____________________________

                                      Title:__________________________



                                      ________________________________
                                      1~, OPTIONEE

                                      Address:________________________

                                      ________________________________



ATTACHMENTS
EXHIBIT A - STOCK OPTION AGREEMENT AND ADDENDA
EXHIBIT B - 1996 STOCK INCENTIVE PLAN


                                       2.

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                               ATL PRODUCTS, INC.
                             STOCK OPTION AGREEMENT


RECITALS

         A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

         B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

         C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

            NOW, THEREFORE, it is hereby agreed as follows:

            1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

            2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

            3. LIMITED TRANSFERABILITY. During Optionee's lifetime, this option shall be exercisable only by Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee's death.

            4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

            5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                  (a) Should Optionee cease to remain in Service for any reason (other than death or Disability) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

                  (b) If Optionee dies while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)- month period measured from the date of Optionee's death or (ii) the Expiration Date.

                  (c) Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

                      Note: Exercise of this option on a date later than
             three (3) months following cessation of Service due to Disability will result in loss of favorable Incentive Option treatment, unless such Disability constitutes Permanent Disability. In the event that Incentive Option treatment is not available, this option will be taxed as a Non-Statutory Option upon exercise.

                  (d) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares in which Optionee is not otherwise at that time vested or for which this option is not otherwise at that time exercisable.

               6. SPECIAL ACCELERATION OF OPTION.

                  (a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become


                                       2.

exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same option exercise/vesting schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

            (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

            (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

            (d) This option may also be subject to acceleration in whole or in part in accordance with the terms of any special Addendum attached to this Agreement.

            (e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Class B Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.


                                       3.

         8. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

         9. MANNER OF EXERCISING OPTION.

            (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                     (A) cash or check made payable to the Corporation; or

                     (B) a promissory note payable to the
         Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13; or

                     (C) shares of Common Stock or Class B Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or.

            Should the Class B Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the Exercise Price for any vested Option Shares purchased under the option may also be paid through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation- designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.


                                       4.

                  Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                           (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                           (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                    (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                    (c) In no event may this option be exercised for fractional shares.

           10.      COMPLIANCE WITH LAWS AND REGULATIONS.

                    (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Class B Common Stock may be listed for trading at the time of such exercise and issuance.

                    (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Class B Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Class B Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

           11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

           12. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered


                                       5.

to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

         13. FINANCING. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

         14. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

         15. EXCESS SHARES. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Class B Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Class B Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

         16. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

         17. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

             (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

             (b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Class B Common Stock for which such installment first becomes exercisable hereunder


                                       6.

         would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Class B Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

                  (c) Should the exercisability of this option be accelerated upon a Corporate Transaction, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Class B Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Class B Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Corporate Transaction, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

                  (d) Should Optionee hold, in addition to this option, one or more other options to purchase Class B Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

              18. LEAVE OF ABSENCE. The following provisions shall apply upon the Optionee's commencement of an authorized leave of absence:

                  (a) The exercise schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

                  (b) Should Optionee resume active Employee status within sixty
         (60) days after the start date of the authorized leave, Optionee shall, for


                                       7.

         purposes of the exercise schedule set forth in the Grant Notice, receive Service credit for the entire period of such leave. If Optionee does not resume active Employee status within such sixty (60)-day period, then no Service credit shall be given for the period of such leave.

                  (c) If the option is designated as an Incentive Option in the Grant Notice, then the following additional provision shall apply:

                      (i) If the leave of absence continues for more than ninety (90) days, then this option shall automatically convert to a Non-Statutory Option under the Federal tax laws at the end of such ninety (90)-day period, unless the Optionee's reemployment rights are guaranteed by statute or by written agreement. Following any such conversion of the option, all subsequent exercises of such option, whether effected before or after Optionee's return to active Employee status, shall result in an immediate taxable event, and the Corporation shall be required to collect from Optionee the Federal, state and local income and employment withholding taxes applicable to such exercise.

                      (ii) In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.


                                       8.

                                    EXHIBIT I
                               NOTICE OF EXERCISE


         I hereby notify ATL Products, Inc., (the "Corporation") that I elect to
purchase        shares of the Corporation's Class B Common Stock (the "Purchased
Shares") at the option exercise price of $____________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1996 Stock Incentive Plan on __________________, 199__ .

         Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

____________________, 199__
Date

                                           _____________________________________
                                           Optionee

                                           Address:_____________________________

                                           _____________________________________


Print name in exact manner
it is to appear on the
stock certificate:                         _____________________________________

Address to which certificate
is to be sent, if different
from address above:                        _____________________________________

                                           _____________________________________

Social Security Number:                    _____________________________________

Employee Number:                           _____________________________________

                                    APPENDIX

         The following definitions shall be in effect under the Agreement:

         A. AGREEMENT shall mean this Stock Option Agreement.

         B. BOARD shall mean the Corporation's Board of Directors.

         C. CODE shall mean the Internal Revenue Code of 1986, as amended.

         D. CLASS B COMMON STOCK shall mean the Corporation's Class B common stock.

         E. COMMON STOCK shall mean the Corporation's common stock.

         F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         G. CORPORATION shall mean ATL Products, Inc., a Delaware corporation, and any successor corporation which assumes the Plan and the outstanding options thereunder, including the option evidenced by this Agreement.

         H. DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute PERMANENT DISABILITY in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

         I. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.


                                      A-1.

         J. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

         K. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

         L. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

         M. FAIR MARKET VALUE per share of Class B Common Stock or Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Class B Common Stock or Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Class B Common Stock or Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Class B Common Stock or Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Class B Common Stock or Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Class B Common Stock or Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Class B Common Stock or Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Class B Common Stock or Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Fair Market Value of Class B Common Stock or Common Stock is not determinable pursuant to subparagraph (i) or (ii) of this provision, then the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it shall deem appropriate.

         N. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.


                                      A-2.

         O. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

         P. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

         Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         S. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.

         T. OPTION SHARES shall mean the number of shares of Class B Common Stock subject to the option as specified in the Grant Notice.

         U. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

         V. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         W.  PLAN shall mean the Corporation's 1996 Stock Incentive Plan.

         X. PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its administrative capacity under the Plan.

         Y. SERVICE shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

         Z. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

         AA. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                      A-3.

                                    ADDENDUM
                                       TO
                             STOCK OPTION AGREEMENT


         The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the "Option Agreement") by
and between ATL Products, Inc. (the "Corporation")         and ("Optionee")
evidencing the stock option (the "Option") granted on          to Optionee under
the terms of the Corporation's 1996 Stock Incentive Plan, and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Option Agreement.

                        INVOLUNTARY TERMINATION FOLLOWING
                     CORPORATE TRANSACTION/CHANGE IN CONTROL

         1. To the extent the Option is, in connection with a Corporate Transaction, to be assumed or replaced with a comparable option in accordance with Paragraph 6 of the Option Agreement, the Option shall not accelerate upon the occurrence of that Corporate Transaction, and the Option shall accordingly continue, over Optionee's period of Service after the Corporate Transaction, to become exercisable for the Option Shares in one or more installments in accordance with the provisions of the Option Agreement. However, immediately upon an Involuntary Termination of Optionee's Service within twelve (12) months following such Corporate Transaction, the Option (or any replacement grant), to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate so that the Option shall become immediately exercisable for all the Option Shares at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares.

         2. The Option shall not accelerate upon the occurrence of a Change in Control, and the Option shall, over Optionee's period of Service following such Change in Control, continue to become exercisable for the Option Shares in one or more installments in accordance with the provisions of the Option Agreement. However, immediately upon an Involuntary Termination of Optionee's Service within twelve (12) months following the Change in Control, the Option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate so that the Option shall become immediately exercisable for all the Option Shares at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares.

         3. The Option as accelerated under Paragraph 1 or 2 above shall remain so exercisable until the earlier of (i) the Expiration Date or (ii) the expiration of the one (1)-year period measured from the date of such Involuntary Termination.

         4. For purposes of this Addendum the following definitions shall be in effect:

         An INVOLUNTARY TERMINATION shall mean the termination of Optionee's Service by reason of:

            (i) Optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

            (ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's level of responsibility, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonus under in any corporate- performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent, and

         A CHANGE IN CONTROL shall be deemed to occur in the event of a change in ownership or control of the Corporation effected through either of the following transactions:

            (A) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, or is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

            (B) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.


                                       2.

                  MISCONDUCT shall mean the Optionee's commission of any act of fraud, embezzlement or dishonesty or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.

                  5. The provisions of Paragraph 1 of this Addendum shall govern the period for which the Option is to remain exercisable following the Involuntary Termination of Optionee's Service within twelve (12) months after the Corporate Transaction or Change in Control and shall supersede any provisions to the contrary in Paragraph 5 of the Option Agreement.

                  IN WITNESS WHEREOF, ATL Products, Inc. has caused this Addendum to be executed by its duly-authorized officer as of the Effective Date specified below.


                                   ATL PRODUCTS, INC.


                                   BY:________________________________

                                   TITLE:_____________________________



EFFECTIVE DATE:____________________, 199__


                                       3.

                                    EXHIBIT B

                            1996 STOCK INCENTIVE PLAN

                              FILED AS EXHIBIT 4.2